                                                                     EXHIBIT (j

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our reports dated October 15, 2007, relating to the financial statements and financial highlights which appear in the August 31,
2007 Annual Reports to Shareholders of the California Tax-Free Money Market
Fund, California Tax-Free Bond Fund, California Long-Term Tax-Free Fund, and
California High-Yield Municipal Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting
Firm" and "Financial Statements" in such Registration Statement.

/s/  PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Kansas City, Missouri
December 21, 2007